As filed with the Securities and Exchange Commission on February 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0430270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6480 Via Del Oro

San Jose, California 95119

(408) 579-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Extreme Networks, Inc. 2014 Amended Employee Stock Purchase Plan

(Full Title of the Plan)

Katy Motiey

Chief Administrative Officer – General Counsel & Corporate Secretary

Extreme Networks, Inc.
6480 Via Del Oro

San Jose, California 95119

(408) 579-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Tad Freese, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐	☐

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	7,500,000 shares	$7.44	$55,800,000	$6,762.96

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share, of Extreme Networks, Inc. (“Common Stock”) which become issuable under the Extreme Networks, Inc. Amended 2014 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

The proposed maximum offering price per share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 1, 2019.

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards under the above named plan are granted, exercised and/or distributed.

REGISTRATION OF ADDITIONAL SECURITIES

In this Registration Statement, Extreme Networks, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

We have filed with the Securities and Exchange Commission (“SEC”) the following registration statement on Form S-8 relating to shares of our common stock, par value $0.001 per share, to be offered and sold under our Amended 2014 Employee Stock Purchase Plan (the “ESPP”), and the contents of the following prior registration statement is incorporated by reference in this registration statement: Registration Statement on Form S-8 filed January 12, 2015 (File No. 333-201456), registering 12,000,000 shares of Common Stock that were authorized for issuance under the ESPP.  We are hereby registering an additional 7,500,000 shares of our common stock, par value $0.001 per share, issuable under the ESPP

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Extreme Networks, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on August 29, 2018 (File No. 000-25711);
(b)

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2018 (File No. 000-25711);

(c)	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018 and December 31, 2018, filed with the SEC on November 2, 2018 and January 30, 2019 (File No. 000-25711);
(d)

Our Current Reports on Form 8-K filed with the SEC on September 19, 2018, November 2, 2018 (with respect to Item 8.01 and Exhibit 99.2 of Item 9.01 only), November 15, 2018, November 20, 2018 and January 25, 2019 (File No. 000-25711); and

(e)

The description of our Common Stock contained in our registration statement on Form 8-A (File No. 000-25711), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 5, 1999, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders, or document or current report furnished under any current or future items of Form 8-K (including current Items 2.02 and 7.01, and exhibits furnished on such form that relate to such items), in each case, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Incorporated by Reference
Exhibit Number	Description of Document	Form	Filing Date	Exhibit Number	Provided Herewith
4.1	Amended and Restated Certificate of Incorporation.	8-K	12/17/2010	3.1

4.2	Amended and Restated Bylaws.	8-K	3/31/2011	3.1

4.3	Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock.	10-K	9/26/2001	3.7

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on signature page hereto).				X

99.1(#)	Extreme Networks, Inc. 2014 Employee Stock Purchase Plan as amended and restated.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, on February 8, 2019.

EXTREME NETWORKS, INC.

By:	/s/ REMI THOMAS
Name:	Remi Thomas
Title:	Executive Vice President, Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Edward B. Meyercord III, Remi Thomas and Katy Motiey as attorney-in-fact, each with full power of substitution and full power to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD B. MEYERCORD III Edward B. Meyercord III	President and Chief Executive Officer, Director (principal executive officer)	February 8, 2019

/s/ REMI THOMAS Remi Thomas	Executive Vice President, Chief Financial Officer (principal accounting officer)	February 8, 2019

/s/ JOHN C. SHOEMAKER John C. Shoemaker	Director, Chairman of the Board	February 8, 2019

/s/ CHARLES CARINALLI Charles Carinalli	Director	February 8, 2019

/s/ KATHLEEN M. HOLMGREN Kathleen M. Holmgren	Director	February 8, 2019

/s/ EDWARD H. KENNEDY Edward H. Kennedy	Director	February 8, 2019

/s/ RAJ KHANNA Raj Khanna	Director	February 8, 2019